Exhibit 99.1

IHEARTMEDIA, INC. REPORTS

RESULTS FOR 2016 FOURTH QUARTER AND FULL YEAR

San Antonio, TX, February 23, 2017 – iHeartMedia, Inc. (PINK: IHRT) today reported financial results for the fourth quarter and year ended December 31, 2016.

“We continue to take major steps to transform our iHeartMedia and outdoor businesses into a leading multi-platform, 21st-century media and entertainment company,” said Bob Pittman, Chairman and Chief Executive Officer of iHeartMedia, Inc. “We are successfully building out new products and services for advertising partners to capitalize on our unique strength with the consumer - such as extending iHeartRadio with new on demand services and to in-home connectivity devices, including Amazon’s Alexa and Google Home. In firsts for both industries, iHeartMedia and outdoor are building out their data-rich analytics capabilities and programmatic ad-buying solutions to do business in the same way that the entire advertising industry is heading. At outdoor, we continue to win new contracts while expanding our digital networks for even more innovative campaigns.”

Rich Bressler, President, Chief Operating Officer and Chief Financial Officer, said: “We delivered growth in our consolidated revenues, operating income and OIBDAN in both the fourth quarter and full year 2016. At the iHeartMedia segment, fourth quarter revenue growth marked the fifteenth consecutive quarter of year-over-year increases in revenues, evidence of our company’s successful transformation. Throughout the year, both our iHeartMedia and outdoor businesses benefited from the investments we are making to develop and deliver new products, while maintaining our tight operating and financial discipline.”

Key Financial Highlights

The Company’s key financial highlights for the fourth quarter of 2016 include:

•	Consolidated revenue increased 0.2%. Consolidated revenue increased 5.0%, after adjusting for a $19.8 million impact from movements in foreign exchange rates and the $58.9 million impact of the outdoor markets and businesses sold in 2016.

•	iHM revenues increased $40.1 million, or 4.5%. Revenues increased $19.9 million, or 2.2%, excluding political revenue.

•	Americas outdoor revenues decreased $17.2 million, or 4.7%. Revenues increased $10.5 million, or 3.1%, after adjusting for a $0.1 million impact from movements in foreign exchange rates and a $27.9 million impact from the non-strategic markets sold in the first quarter of 2016.

•	International outdoor revenues decreased $28.4 million, or 7.0%. Revenues increased $22.5 million, or 6.2%, after adjusting for a $19.9 million impact from movements in foreign exchange rates and a $31.0 million impact from the sale of our businesses in Turkey in the second quarter of 2016 and Australia in the fourth quarter of 2016.

•	Operating income increased $154.9 million, or 41.1%.

•	OIBDAN increased 1.2% and increased 6.4%, excluding the impact from movements in foreign exchange rates and the impact of the outdoor markets and businesses sold in 2016.

The Company’s key financial highlights for 2016 include:

•	Consolidated revenue increased 0.5%. Consolidated revenue increased 3.4%, after adjusting for a $47.6 million impact from movements in foreign exchange rates and the $125.4 million impact of the outdoor markets and businesses sold in 2016.

•	iHM revenues increased $118.7 million, or 3.6%. Revenues increased $80.9 million, or 2.5%, excluding political revenue.

•	Americas outdoor revenues decreased $70.6 million, or 5.2%. Revenues increased $39.9 million, or 3.2%, after adjusting for a $7.7 million impact from movements in foreign exchange rates and a $102.7 million impact from the non-strategic markets sold in the first quarter of 2016.

•	International outdoor revenues decreased $33.2 million, or 2.3%. Revenues increased $29.3 million, or 2.2%, after adjusting for a $39.9 million impact from movements in foreign exchange rates and a $22.7 million impact from the sale of our businesses in Turkey in the second quarter of 2016 and Australia in the fourth quarter of 2016.

•	Operating income increased $355.3 million, or 30.9%.

•	OIBDAN increased 2.6% and increased 6.1%, excluding the impact from movements in foreign exchange rates and the impact of the outdoor markets and businesses sold in 2016.

Key Non-Financial Highlights

The Company’s recent key non-financial highlights include:

iHeartMedia

•	Expanded iHeartRadio to include two new on demand subscription services: iHeartRadio Plus and iHeartRadio All Access. These two new services use on demand functionality to make radio truly interactive and are available on iOS and Android with iHeartRadio All Access now also available on desktop and select consumer electronic devices.

•	Announced the coming integration of iHeartRadio into devices across in-home connectivity, including Google Home and Samsung Family Hub; wearable technology, such as Samsung Gear S3; and mobile applications, including DISH Music and Speak Music Melody.

•	Achieved 96 million iHeartRadio registered users, growing 21% year-over-year, with iHeartRadio’s cumulative downloads of 1.3 billion including upgrades, as of December 31, 2016, and total listening hours up 11% for the full year as compared to the prior year.

•	Generated 11 billion social media impressions with the annual “iHeartRadio Jingle Ball 2016 Tour Presented by Capital One”. The 12-city tour generated almost three times more social media impressions than the recent Big Game Halftime Show.

•	Staged the second annual iHeart80s Party on January 28th featuring the biggest music icons of the 80’s. The show was broadcast live on iHeartMedia Mainstream AC, Hot AC and adult Hits radio stations nationwide and iHeartRadio.

•	Announced the 2017 iHeartRadio Music Awards nominees including song of the year - Drake featuring Wizkid and Kyla, Justin Timberlake, Sia featuring Sean Paul, The Chainsmokers featuring Halsey and twenty one pilots. The awards will be aired live on TBS, TNT and truTV on March 5th.

•	Scheduled the fourth annual iHeartCountry Festival for Saturday, May 6th, which will be aired over iHeartCountry’s 145 broadcast radio stations nationwide that reach more than 98 million, 12 and older Country music listeners monthly, making it the largest Country broadcast radio group in America.

•	Partnered with the audio creative agency Jingle Punks to collaborate with 13 leading brands to create original jingles that aired nationwide on December 26th - iHeartMedia’s National Jingle Day Presented by Jingle Punks - across hundreds of iHeartMedia radio stations and iHeartRadio.

•	Improved audience insights for ART19 podcast publishers on iHeartRadio through innovative partnership between iHeartRadio and ART19. ART19 podcast publishers on iHeartRadio will receive more detailed listener information and demographics to improve monetization.

Outdoor

•	Installed 31 new digital billboards in the fourth quarter and 82 over the full year for an end of year total of 1,113 across North America, and installed 1,077 digital displays in the fourth quarter and almost 3,600 over the full year in the International markets for an end-of-year total of more than 9,600.

•	Launched first nationwide programmatic private marketplace (PMP) solution in the U.S. for out-of-home ad-buying. This will enable advertisers and brands to purchase almost 1,000 of Americas outdoor’s high impact digital inventory billboards at scale, seamlessly, within a PMP.

•	Being named to AdWeek’s Top Mobile Innovators of 2016 for the launch of RADAR - the industry’s first suite of third-party research, data and mobile analytics tools for planning, attribution, measurement and retargeting - as well as the integration of RADAR into the first-to-market programmatic out-of-home buying solution via private marketplaces.

•	Introduced the first out-of-home programmatic buying tool in Europe - this automated solution is live in Belgium with plans to continue the roll-out across Europe including the UK in March. Customers can now access and buy audience-based packages on an Automated Guarantee basis across Clear Channel’s digital out-of-home network in the city of Brussels.

•	Awarded 10-year contract extension to provide Nashville International Airport with an entirely new digital advertising network that will include technologically sophisticated, state-of-the-art media.

•	Won five-year partnership extension to bolster the digital media program for Austin-Bergstrom International airport.

•	Renewed the city of Lyon transit contract for seven years to operate out-of-home advertising across its buses, bus shelters, Tramway and Metro. Lyon’s metro system is the second largest in France after Paris.

GAAP Measures by Segment

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2016	2015		2016	2015
Revenue
iHM	$939,141	$898,953	4.5%	$3,403,040	$3,284,320	3.6%
Americas Outdoor	347,355	364,536	(4.7)%	1,278,413	1,349,021	(5.2)%
International Outdoor	379,116	407,529	(7.0)%	1,423,982	1,457,183	(2.3)%
Other	56,930	46,795	21.7%	171,593	153,736	11.6%
Eliminations	(1,424)	(234)		(3,455)	(2,744)

Consolidated revenue	$1,721,118	$1,717,579	0.2%	$6,273,573	$6,241,516	0.5%

Direct Operating and SG&A expenses[1]
iHM	$562,020	$529,130	6.2%	$2,078,461	$2,038,003	2.0%
Americas Outdoor	207,026	213,096	(2.8)%	795,725	830,636	(4.2)%
International Outdoor	279,372	313,070	(10.8)%	1,155,046	1,195,770	(3.4)%
Other	27,229	29,529	(7.8)%	110,878	113,800	(2.6)%
Eliminations	(503)	(234)		(1,924)	(2,744)

Consolidated Direct Operating and SG&A expenses	$1,075,144	$1,084,591	(0.9)%	$4,138,186	$4,175,465	(0.9)%

Operating Income
iHM	$315,663	$309,319	2.1%	$1,080,615	$1,006,110	7.4%
Americas Outdoor	95,558	98,500	(3.0)%	297,034	313,871	(5.4)%
International Outdoor	60,061	53,360	12.6%	116,178	95,353	21.8%
Other	25,206	13,486	86.9%	43,411	19,314	124.8%
Corporate[2]	(97,484)	(93,008)	4.8%	(376,572)	(357,587)	5.3%
Impairment charges	—	—	nm	(8,000)	(21,631)	(63.0)%
Other operating income (loss), net	133,788	(4,693)	nm	353,556	94,001	276.1%
Eliminations	(921)	—		(1,531)	—

Consolidated Operating Income	$531,871	$376,964	41.1%	$1,504,691	$1,149,431	30.9%

[1]	Direct Operating and SG&A Expenses as included throughout this earnings release refers to the sum of Direct operating expenses (excludes depreciation and amortization) and Selling, general and administrative expenses (excludes depreciation and amortization).
[2]	Includes Corporate depreciation and amortization of $8.8 million and $10.5 million for the three months ended December 31, 2016 and 2015, respectively, and $35.5 million and $42.6 million for the years ended December 31, 2016 and 2015, respectively.

Non-GAAP Measures1 (see preceding table for comparable GAAP measures)

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2016	2015		2016	2015
Revenue, excluding movements in foreign exchange
iHM	$939,141	$898,953	4.5%	$3,403,040	$3,284,320	3.6%
Americas Outdoor	347,214	364,536	(4.8)%	1,286,134	1,349,021	(4.7)%
International Outdoor	399,029	407,529	(2.1)%	1,463,876	1,457,183	0.5%
Other	56,930	46,795	21.7%	171,593	153,736	11.6%
Eliminations	(1,424)	(234)		(3,455)	(2,744)

Consolidated revenue excluding movements in foreign exchange	$1,740,890	$1,717,579	1.4%	$6,321,188	$6,241,516	1.3%

Direct Operating and SG&A expenses, excluding movements in foreign exchange
iHM	$562,020	$529,130	6.2%	$2,078,461	$2,038,003	2.0%
Americas Outdoor	206,766	213,096	(3.0)%	801,449	830,636	(3.5)%
International Outdoor	293,383	313,070	(6.3)%	1,188,284	1,195,770	(0.6)%
Other	27,229	29,529	(7.8)%	110,878	113,800	(2.6)%
Eliminations	(503)	(234)		(1,924)	(2,744)

Consolidated Direct Operating and SG&A expenses, excluding movements in foreign exchange	$1,088,895	$1,084,591	0.4%	$4,177,148	$4,175,465	—%

OIBDAN
iHM	$377,121	$369,823	2.0%	$1,324,579	$1,246,317	6.3%
Americas Outdoor	140,329	151,440	(7.3)%	482,688	518,385	(6.9)%
International Outdoor	99,744	94,459	5.6%	268,936	261,413	2.9%
Other	29,701	17,266	72.0%	60,715	39,936	52.0%
Corporate	(85,941)	(79,502)	8.1%	(327,939)	(304,076)	7.8%
Eliminations	(921)	—		(1,531)	—

Consolidated OIBDAN	$560,033	$553,486	1.2%	$1,807,448	$1,761,975	2.6%

OIBDAN, excluding movements in foreign exchange
iHM	$377,121	$369,823	2.0%	$1,324,579	$1,246,317	6.3%
Americas Outdoor	140,448	151,440	(7.3)%	484,685	518,385	(6.5)%
International Outdoor	105,646	94,459	11.8%	275,592	261,413	5.4%
Other	29,701	17,266	72.0%	60,715	39,936	52.0%
Corporate	(87,697)	(79,502)	10.3%	(332,068)	(304,076)	9.2%
Eliminations	(921)	—		(1,531)	—

Consolidated OIBDAN, excluding movements in foreign exchange	$564,298	$553,486	2.0%	$1,811,972	$1,761,975	2.8%

Revenue excluding effects of foreign exchange and revenue from outdoor markets and businesses sold
Americas Outdoor	$347,214	$336,653	3.1%	$1,283,664	$1,243,847	3.2%
International Outdoor	388,422	365,902	6.2%	1,342,836	1,313,491	2.2%
Consolidated revenue, excluding effects of foreign exchange and revenue from outdoor markets and businesses sold	$1,730,283	$1,648,069	5.0%	$6,197,678	$5,992,650	3.4%
OIBDAN excluding effects of foreign exchange and revenue from outdoor markets and businesses sold
Americas Outdoor	$140,448	$138,200	1.6%	$483,985	$470,771	2.8%
International Outdoor	102,445	81,803	25.2%	250,543	231,175	8.4%
Consolidated OIBDAN, excluding effects of foreign exchange and revenue from outdoor markets and businesses sold	$561,097	$527,590	6.4%	$1,786,223	$1,684,123	6.1%

Certain prior period amounts have been reclassified to conform to the 2016 presentation of financial information throughout the press release.

[1]	See the end of this press release for reconciliations of (i) OIBDAN excluding effects of foreign exchange and OIBDAN for each segment to consolidated and segment operating income (loss); (ii) revenues excluding effects of foreign exchange rates to revenues (iii) direct operating and SG&A expenses excluding effects of foreign exchange to direct operating and SG&A expenses; (iv) revenues excluding political advertising revenues to revenues; (v) corporate expenses excluding non-cash compensation expenses and effects of foreign exchange to corporate expenses; (vi) revenues excluding the effects of foreign exchange and non-strategic outdoor markets sold to revenues; (vii) direct operating and SG&A expenses excluding the effects of foreign exchange and non-strategic outdoor markets sold to direct operating and SG&A expenses; and (vii) OIBDAN excluding the effects of foreign exchange and non-strategic outdoor markets sold to operating income. See also the definition of OIBDAN under the Supplemental Disclosure section in this release.

Full Year 2016 Results

Consolidated

Consolidated revenue increased $32.1 million, or 0.5%, during 2016 as compared to 2015. Revenue growth from our iHM business was partially offset by lower revenue generated by our Americas and International outdoor businesses as a result of the sales of certain U.S. outdoor markets and international businesses. Consolidated revenue increased $205.0 million, or 3.4%, after adjusting for a $47.6 million impact from movements in foreign exchange rates and the $125.4 million impact of outdoor markets and businesses sold in 2016.

Consolidated direct operating and SG&A expenses decreased $37.3 million, or 0.9%, during 2016 as compared to 2015. Consolidated direct operating and SG&A expenses increased $74.9 million, or 1.9%, during 2016 as compared to 2015, after adjusting for a $39.0 million impact of movements in foreign exchange rates and the $73.2 million impact of the sale of the outdoor markets and businesses.

Consolidated operating income increased $355.3 million, or 30.9%, during 2016 as compared to 2015, primarily due to the net gain of $278.3 million on sale of nine non-strategic outdoor markets in the first quarter of 2016 and the net gain of $127.6 million on sale on our Australia outdoor business in the fourth quarter of 2016, partially offset by the $56.6 million loss, which includes $32.2 million in cumulative translation adjustments, on the sale of our Turkey outdoor business in the second quarter of 2016.

The Company’s OIBDAN increased 2.6% to $1,807.4 million during 2016 as compared to 2015. After adjusting for the movements in foreign exchange rates and the impact of the sale of outdoor markets and businesses, the Company’s OIBDAN increased 6.1% in 2016 compared to 2015.

Included in the 2016 operating income and OIBDAN were $27.3 million of direct operating and SG&A expenses and $3.6 million of corporate expenses associated with the Company’s strategic revenue and efficiency initiatives, compared to $29.0 million and $13.8 million of such expenses in 2015, respectively.

iHM

iHM revenues increased $118.7 million, or 3.6%, during 2016 as compared to 2015. Growth in broadcast radio and digital advertising was driven primarily by higher political revenues as a result of the Presidential election year, growth in our traffic and weather business, higher revenue surrounding our events and higher trade and barter revenue.

Direct operating and SG&A expenses increased $40.5 million, or 2.0%, during 2016 as compared to 2015 primarily driven by higher content and programming costs, investments in national and digital sales capabilities, higher promotion expense and higher variable compensation related to higher revenue.

Operating income increased 7.4% to $1,080.6 million, and OIBDAN increased 6.3% to $1,324.6 million for 2016 as compared to 2015. Operating income and OIBDAN for 2016 each include $15.5 million in expenses related to investments in strategic revenue and efficiency initiatives compared to $11.8 million in 2015.

Americas Outdoor

Americas outdoor revenues decreased $70.6 million, or 5.2%, during 2016 as compared to 2015. Revenues increased $39.9 million, or 3.2%, after adjusting for a $7.7 million impact from movements in foreign exchange rates and a $102.7 million impact from non-strategic markets sold in the first quarter of 2016. The increase was primarily due to increased revenues from digital billboards as a result of new deployments and higher occupancy on existing digital billboards, as well as new airport contracts, and higher revenues in Latin America.

Direct operating and SG&A expenses decreased $34.9 million, or 4.2%, during 2016 as compared to 2015. Direct operating and SG&A expenses increased $26.6 million, or 3.4%, after adjusting for a $5.7 million impact from movements in foreign exchange rates and the $55.8 million impact from the sale of non-strategic markets during the first quarter 2016, due primarily to higher operating expenses related to new contracts and higher variable compensation expense related to higher revenues.

Operating income decreased 5.4% to $297.0 million during 2016 as compared to 2015, resulting primarily from the sale of the non-strategic outdoor markets in 2016. OIBDAN decreased $35.7 million, or 6.9%. OIBDAN increased 2.8% during 2016 as compared to 2015, after adjusting for a $2.0 million impact from movements in foreign exchange rates and the $46.9 million impact from the sale of the non-strategic markets.

International Outdoor

International outdoor revenues decreased $33.2 million, or 2.3%, during 2016 as compared to 2015. Revenues increased $29.3 million, or 2.2%, after adjusting for a $39.9 million impact from movements in foreign exchange rates and the $22.7 million impact from the sale of our businesses in Turkey and Australia in the second and fourth quarters of 2016, respectively. Higher revenue primarily from new digital assets and new contracts in China, Italy, Spain, Sweden, France and Belgium was partially offset by lower revenue due to the sale of our businesses in Turkey and Australia, as well as lower revenue in the United Kingdom due to the London bus shelter contract not being renewed.

Direct operating and SG&A expenses decreased $40.8 million, or 3.4%, during 2016 as compared to 2015. Direct operating and SG&A expenses increased $10.0 million, or 0.9%, after adjusting for a $33.3 million impact from movements in foreign exchange rates and the $17.4 million impact from the sale of our businesses in Turkey and Australia in the second and fourth quarters of 2016, respectively. Direct operating and SG&A expenses increased primarily due to higher site lease and production expenses related to higher revenues. This was partially offset by lower site lease expense due to lower revenue in the United Kingdom, as well as operating expenses of $11.4 million recorded in the fourth quarter of 2015 to correct for accounting errors included in the results for our Netherlands subsidiary reported in prior years.

Operating income increased 21.8% to $116.2 million during 2016 as compared to 2015. OIBDAN increased $7.5 million, or 2.9%. OIBDAN increased $19.3 million, or 8.4%, during 2016 as compared to 2015, after adjusting for a $6.6 million impact from movements in foreign exchange rates and the $5.3 million impact from the sale of our businesses in Turkey and Australia in the second and fourth quarters of 2016, respectively. Operating income and OIBDAN in 2016 each include $7.4 million in expenses related to investments in strategic revenue and efficiency initiatives compared to $11.1 million in 2015.

Liquidity and Financial Position

As of December 31, 2016, we had $845.0 million of cash on our balance sheet, including $542.0 million of cash held by our subsidiary, CCOH. A total of $188.4 million of our cash is held outside the U.S. For the twelve months ended December 31, 2016, cash flow used for operating activities was $14.0 million, cash flow provided by investing activities totaled $510.9 million, cash flow used for financing activities was $418.2 million, and the effect of exchange rate changes on cash totaled $(6.4) million. The net increase in cash from December 31, 2015 was $72.4 million.

Capital expenditures for the twelve months ended December 31, 2016 were $314.7 million compared to $296.4 million in the twelve months ended December 31, 2015. We estimate capital expenditures for 2017 to be between $300 million and $325 million.

In the first quarter of 2016, Americas outdoor sold nine non-strategic markets for net proceeds, including cash and certain advertising assets in Florida, totaling $592.3 million. These markets contributed $2.5 million and $105.2 million in revenue during the twelve months ended December 31, 2016 and 2015, respectively.

In the second quarter of 2016, International outdoor sold its business in Turkey. In the fourth quarter of 2016, International outdoor sold its business in Australia (“Australia Outdoor”), for net cash proceeds of $195.7 million. These sold businesses contributed $121.0 million and $143.7 million in revenue during the years ended December 31, 2016 and 2015, respectively.

On January 7, 2016, CCOH paid a special dividend of $217.8 million using the proceeds of the issuance of $225.0 million in aggregate principal amount of 8.75% Senior Notes due 2020 by Clear Channel International B.V., an indirect wholly-owned subsidiary of CCOH, in December 2015. We received 90.1% of the dividend, or approximately $196.3 million, with the remaining 9.9%, or approximately $21.5 million, paid to the public stockholders of CCOH.

On February 4, 2016, CCOH paid a special dividend of $540.0 million, using proceeds relating to a $300.0 million demand on the intercompany note owed by iHeartCommunications to CCOH and a portion of the proceeds from the sale of certain of the non-strategic domestic outdoor markets. We received 90.1% of the dividend, or approximately $486.5 million ($186.5 million, net of iHeartCommunications’ repayment on the intercompany note), with the remaining 9.9%, or approximately $53.5 million, paid to the public stockholders of CCOH.

On July 15, 2016, Broader Media, LLC, our indirect wholly-owned subsidiary, repurchased $383.0 million aggregate principal amount of iHeartCommunications’ 10.0% Senior Notes due 2018 for an aggregate purchase price of $222.2 million.

As of December 31, 2016, we had borrowed $330.0 million and had $36.8 million of outstanding letters of credit under iHeartCommunications’ receivables based credit facility. As of December 31, 2016, this facility had a borrowing base of $480.4 million, resulting in $113.6 million of excess availability. However, any incremental borrowing under iHeartCommunications’ receivables based credit facility may be further limited by the terms contained in iHeartCommunications’ material financing agreements. On January 31, 2017, we repaid $25.0 million on iHeartCommunications’ receivables based credit facility.

On December 20, 2016, iHeartCommunications announced an offer to noteholders to exchange its 10.0% Senior Notes due 2018 for newly-issued 11.25% Priority Guarantee Notes to be issued as “additional notes” under the indenture governing iHeartCommunications’ existing 11.25% Priority Guarantee Notes due 2021. On February 7, 2017, iHeartCommunications completed the exchange offer by issuing $476.4 million in aggregate principal amount of 11.25% Priority Guarantee Notes due 2021 (including $241.4 million held by subsidiaries of iHeartCommunications) in exchange for $476.4 million of aggregate principal amount outstanding of its 10.0% Senior Notes due 2018 (including $241.4 million held by subsidiaries of iHeartCommunications).

On February 9, 2017, CCOH declared a special dividend of $282.5 million using a portion of the proceeds from the sales of certain non-strategic U.S. outdoor markets and of our Australia business, which was paid on February 23, 2017. We received 89.9% of the dividend or approximately $254.0 million, with the remaining 10.1% or approximately $28.5 million, paid to public stockholders of CCOH.

The senior secured credit facilities require us to comply on a quarterly basis with a financial covenant limiting the ratio of consolidated secured debt, net of cash and cash equivalents, to consolidated EBITDA (as defined by iHeartCommunications’ senior secured credit facilities) for the preceding four quarters. We were in compliance with this covenant and, except as otherwise disclosed in our Annual Report on Form 10-K filed on February 23, 2017, the other covenants in the senior secured credit facilities and in iHeartCommunications’ other material financing agreements as of December 31, 2016.

Conference Call

iHeartMedia, Inc. along with its wholly owned subsidiary, iHeartCommunications, Inc., and its publicly traded subsidiary, Clear Channel Outdoor Holdings, Inc., will host a conference call to discuss results on February 23, 2017, at 8:30 a.m. Eastern Time. The conference call number is (800) 230-1092 (U.S. callers) and (612) 288-0329 (International callers) and the passcode for both is 417884. A live audio webcast of the conference call will also be available on the investor section of www.iheartmedia.com and www.clearchanneloutdoor.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 475-6701 (U.S. callers) and (320) 365-3844 (International callers) and the passcode for both is 417884. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

TABLE 1 - Financial Highlights of iHeartMedia, Inc. and Subsidiaries

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenue	$1,721,118	$1,717,579	$6,273,573	$6,241,516
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	631,094	651,108	2,412,287	2,471,113
Selling, general and administrative expenses (excludes depreciation and amortization)	444,050	433,483	1,725,899	1,704,352
Corporate expenses (excludes depreciation and amortization)	88,717	82,507	341,025	314,999
Depreciation and amortization	159,174	168,824	635,227	673,991
Impairment charges	—	—	8,000	21,631
Other operating income (expense), net	133,788	(4,693)	353,556	94,001

Operating income	531,871	376,964	1,504,691	1,149,431
Interest expense	460,189	456,847	1,849,982	1,805,496
Gain (loss) on investments	860	—	(12,907)	(4,421)
Equity in earnings (loss) of nonconsolidated affiliates	(15,807)	314	(16,733)	(902)
Gain (loss) on extinguishment of debt	—	—	157,556	(2,201)
Other income (expense), net	(26,048)	(5,070)	(73,102)	13,056

Income (loss) before income taxes	30,687	(84,639)	(290,477)	(650,533)
Income tax expense	92,717	(5,434)	50,474	(86,957)

Consolidated net income (loss)	123,404	(90,073)	(240,003)	(737,490)
Less: Amount attributable to noncontrolling interest	17,362	3,199	56,315	17,131

Net income (loss) attributable to the Company	$106,042	$(93,272)	$(296,318)	$(754,621)

For the three months ended December 31, 2016, foreign exchange rate movements decreased the Company’s revenues by $19.8 million, decreased direct operating expenses by $10.5 million and SG&A expenses by $3.2 million. For the year ended December 31, 2016, foreign exchange rate movements decreased the Company’s revenues by $47.6 million, decreased direct operating expenses by $29.0 million and SG&A expenses by $9.9 million.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for December 31, 2016 and December 31, 2015:

(In millions)	December 31,
	2016	2015
Cash	$845.0	$772.7
Total Current Assets	2,504.7	2,778.1
Net Property, Plant and Equipment	1,948.2	2,212.6
Total Assets	12,862.2	13,673.1
Current Liabilities (excluding current portion of long-term debt)	1,353.7	1,477.7
Long-term Debt (including current portion of long-term debt)	20,365.0	20,720.6
Shareholders’ Deficit	(10,885.5)	(10,606.7)

TABLE 3 - Total Debt

At December 31, 2016 and December 31, 2015, iHeartMedia, Inc. had total debt of:

(In millions)	December 31,
	2016	2015
Senior Secured Credit Facilities	$6,300.0	$6,300.0
Receivables Based Credit Facility	330.0	230.0
Priority Guarantee Notes	6,274.8	6,274.8
Subsidiary Revolving Credit Facility due 2018	—	—
Other Secured Subsidiary Debt	21.0	25.2

Total Secured Debt	12,925.8	12,830.0
Senior Notes due 2021	1,729.2	1,695.1
iHeartCommunications Legacy Notes[1]	475.0	667.9
Senior Notes due 2018	347.0	730.0
Subsidiary Senior Notes due 2022	2,725.0	2,725.0
Subsidiary Senior Subordinated Notes due 2020	2,200.0	2,200.0
Subsidiary Senior Notes due 2020	225.0	225.0
Other Subsidiary Debt	28.0	0.2
Purchase accounting adjustments and original issue discount	(167.0)	(204.6)
Long-Term Debt Fees	(123.0)	(148.0)

Total long-term debt (including current portion of long-term debt)	$20,365.0	$20,720.6

[1]	Net of $57.1 million of Legacy Notes held by a subsidiary of iHeartCommunications.

The current portion of long-term debt was $342.9 million and $181.5 million as of December 31, 2016 and December 31, 2015, respectively.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three months and year ended December 31, 2016 and 2015. The Company defines OIBDAN as consolidated operating income adjusted to exclude non-cash compensation expenses, included within corporate expenses, as well as the following line items presented in its Statement of Comprehensive Loss: Depreciation and amortization; Impairment charges; and Other operating income (expense), net.

The Company uses OIBDAN, among other measures, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.

The other non-GAAP financial measures presented in the tables below are: (i) revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates; (ii) revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates and the results from outdoor markets and businesses sold; (iii) revenues excluding the effects of political revenue and (iv) corporate expenses, excluding non-cash compensation expenses.

The Company presents revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates, because management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period to period comparisons of business performance and provides useful information to investors. A significant portion of the Company’s advertising operations are conducted in foreign markets, principally Europe, the U.K. and China, and management reviews the results from its foreign operations on a constant dollar basis. Revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates, are calculated by converting the current period’s amounts in local currency to U.S. dollars using average foreign exchange rates for the prior period.

In the first quarter of 2016, the Company sold nine non-strategic Americas outdoor markets, in the second quarter of 2016, the Company sold its business in Turkey and in the fourth quarter of 2016, the Company sold its business in Australia. The Company presents revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates and the results from outdoor markets and businesses sold, for the consolidated Company and the Americas and International outdoor segments, in order to facilitate investors’ understanding of operational trends without the impact of fluctuations in foreign currency rates and without the results from the outdoor markets and businesses that were sold, as these results will not be included in the Company’s results in current and future periods.

The Company presents revenues excluding the effects of political revenue. Due to the cyclical nature of the electoral system and the seasonality of the related political revenues, management believes presenting revenue excluding the effects of political revenue provides additional information to investors about the Company’s revenue growth from period to period.

Corporate expenses excluding the effects of non-cash compensation expenses and the effects of foreign exchange rates is presented as OIBDAN excludes non-cash compensation expenses.

Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance.

As required by the SEC rules, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN excluding effects of foreign exchange and OIBDAN for each segment to consolidated and segment operating income; (ii) Revenues excluding effects of foreign exchange rates to revenues; (iii) Direct operating and SG&A expenses excluding effects of foreign exchange rates to direct operating and SG&A expenses; (iv) Revenues excluding political advertising revenues to revenues; (v) Corporate expenses excluding non-cash compensation expenses and effects of foreign exchange rates to Corporate expenses; (vi) Consolidated and outdoor revenues excluding the effects of foreign exchange rates and results from outdoor markets and businesses sold to Consolidated and outdoor revenues; (vii) Consolidated and outdoor direct operating and SG&A expenses excluding the effects of foreign exchange rates and results from outdoor markets and businesses sold to Consolidated and outdoor direct operating and SG&A expenses; (viii) Consolidated and outdoor OIBDAN excluding the effects of foreign exchange rates and results from outdoor markets and businesses sold to Consolidated and outdoor operating income.

Reconciliation of OIBDAN, excluding effects of foreign exchange and OIBDAN for each segment, to Consolidated and Segment Operating Income (Loss)

(In thousands)	OIBDAN, excluding effects of foreign exchange	Effects of foreign exchange	OIBDAN (subtotal)	Non-cash compensation expenses	Depreciation and amortization	Impairment charges	Other operating (income) expense, net	Operating income (loss)
Three Months Ended December 31, 2016
iHM	$377,121	$—	$377,121	$—	$61,458	$—	$—	$315,663
Americas Outdoor	140,448	(119)	140,329	—	44,771	—	—	95,558
International Outdoor	105,646	(5,902)	99,744	—	39,683	—	—	60,061
Other	29,701	—	29,701	—	4,495	—	—	25,206
Corporate	(87,697)	1,756	(85,941)	2,776	8,767	—	—	(97,484)
Impairment charges	—	—	—	—	—	—	—	—
Other operating income, net	—	—	—	—	—	—	(133,788)	133,788
Eliminations	(921)	—	(921)	—	—	—	—	(921)

Consolidated	$564,298	$(4,265)	$560,033	$2,776	$159,174	$—	$(133,788)	$531,871

Three Months Ended December 31, 2015
iHM	$369,823	$—	$369,823	$—	$60,504	$—	$—	$309,319
Americas Outdoor	151,440	—	151,440	—	52,940	—	—	98,500
International Outdoor	94,459	—	94,459	—	41,099	—	—	53,360
Other	17,266	—	17,266	—	3,780	—	—	13,486
Corporate	(79,502)	—	(79,502)	3,005	10,501	—	—	(93,008)
Impairment charges	—	—	—	—	—	—	—	—
Other operating expense, net	—	—	—	—	—	—	4,693	(4,693)

Consolidated	$553,486	$—	$553,486	$3,005	$168,824	$—	$4,693	$376,964

Year Ended December 31, 2016
iHM	$1,324,579	$—	$1,324,579	$—	$243,964	$—	$—	$1,080,615
Americas Outdoor	484,685	(1,997)	482,688	—	185,654	—	—	297,034
International Outdoor	275,592	(6,656)	268,936	—	152,758	—	—	116,178
Other	60,715	—	60,715	—	17,304	—	—	43,411
Corporate	(332,068)	4,129	(327,939)	13,086	35,547	—	—	(376,572)
Impairment charges	—	—	—	—	—	8,000	—	(8,000)
Other operating income, net	—		—	—	—	—	(353,556)	353,556
Eliminations	(1,531)		(1,531)	—	—	—	—	(1,531)

Consolidated	$1,811,972	$(4,524)	$1,807,448	$13,086	$635,227	$8,000	$(353,556)	$1,504,691

Year Ended December 31, 2015
iHM	$1,246,317	$—	$1,246,317	$—	$240,207	$—	$—	$1,006,110
Americas Outdoor	518,385	—	518,385	—	204,514	—	—	313,871
International Outdoor	261,413	—	261,413	—	166,060	—	—	95,353
Other	39,936	—	39,936	—	20,622	—	—	19,314
Corporate	(304,076)	—	(304,076)	10,923	42,588	—	—	(357,587)
Impairment charges	—	—	—	—	—	21,631	—	(21,631)
Other operating income, net	—	—	—	—	—	—	(94,001)	94,001

Consolidated	$1,761,975	$—	$1,761,975	$10,923	$673,991	$21,631	$(94,001)	$1,149,431

Reconciliation of Revenues, excluding effects of foreign exchange rates, to Revenues

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2016	2015		2016	2015
Consolidated revenue	$1,721,118	$1,717,579	0.2%	$6,273,573	$6,241,516	0.5%
Excluding: Foreign exchange decrease	19,772	—		47,615	—

Consolidated revenue, excluding effects of foreign exchange	$1,740,890	$1,717,579	1.4%	$6,321,188	$6,241,516	1.3%

Americas Outdoor revenue	$347,355	$364,536	(4.7)%	$1,278,413	$1,349,021	(5.2)%
Excluding: Foreign exchange decrease	(141)	—		7,721	—

Americas Outdoor revenue, excluding effects of foreign exchange	$347,214	$364,536	(4.8)%	$1,286,134	$1,349,021	(4.7)%

International Outdoor revenue	$379,116	$407,529	(7.0)%	$1,423,982	$1,457,183	(2.3)%
Excluding: Foreign exchange decrease	19,913	—		39,894	—

International Outdoor revenue, excluding effects of foreign exchange	$399,029	$407,529	(2.1)%	$1,463,876	$1,457,183	0.5%

Reconciliation of Direct operating and SG&A expenses, excluding effects of foreign exchange rates, to Direct operating and SG&A expenses

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2016	2015		2016	2015
Consolidated direct operating and SG&A expenses	$1,075,144	$1,084,591	(0.9)%	$4,138,186	$4,175,465	(0.9)%
Excluding: Foreign exchange decrease	13,751	—		38,962	—

Consolidated direct operating and SG&A expenses, excluding effects of foreign exchange	$1,088,895	$1,084,591	0.4%	$4,177,148	$4,175,465	—%

Americas Outdoor direct operating and SG&A expenses	$207,026	$213,096	(2.8)%	$795,725	$830,636	(4.2)%
Excluding: Foreign exchange decrease	(260)	—		5,724	—

Americas Outdoor direct operating and SG&A expenses, excluding effects of foreign exchange	$206,766	$213,096	(3.0)%	$801,449	$830,636	(3.5)%

International Outdoor direct operating and SG&A expenses	$279,372	$313,070	(10.8)%	$1,155,046	$1,195,770	(3.4)%
Excluding: Foreign exchange decrease	14,011	—		33,238	—

International Outdoor direct operating and SG&A expenses, excluding effects of foreign exchange	$293,383	$313,070	(6.3)%	$1,188,284	$1,195,770	(0.6)%

Reconciliation of Revenues, excluding Political Advertising Revenues, to Revenues

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2016	2015		2016	2015
Consolidated revenue	$1,721,118	$1,717,579	0.2%	$6,273,573	$6,241,516	0.5%
Excluding: Political revenue	(49,784)	(11,224)		(95,032)	(28,589)

Consolidated revenue, excluding effects of political revenue	$1,671,334	$1,706,355	(2.1)%	$6,178,541	$6,212,927	(0.6)%

iHM revenue	$939,141	$898,953	4.5%	$3,403,040	$3,284,320	3.6%
Excluding: Political revenue	(28,276)	(7,957)		(57,781)	(19,923)

iHM revenue excluding, effects of political revenue	$910,865	$890,996	2.2%	$3,345,259	$3,264,397	2.5%

Americas Outdoor revenue	$347,355	$364,536	(4.7)%	$1,278,413	$1,349,021	(5.2)%
Excluding: Political revenue	(863)	(820)		(2,472)	(3,352)

Americas Outdoor revenue, excluding effects of political revenue	$346,492	$363,716	(4.7)%	$1,275,941	$1,345,669	(5.2)%

Other revenue	$56,930	$46,795	21.7%	$171,593	$153,736	11.6%
Excluding: Political revenue	(20,645)	(2,447)		(34,779)	(5,314)

Other revenue, excluding effects of political revenue	$36,285	$44,348	(18.2)%	$136,814	$148,422	(7.8)%

Reconciliation of Corporate Expenses, excluding Non-cash compensation expenses and effects of foreign exchange Rates, to Corporate Expenses

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2016	2015		2016	2015
Corporate Expense	$88,717	$82,507	7.5%	$341,025	$314,999	8.3%
Excluding: Non-cash compensation expense	(2,776)	(3,005)		(13,086)	(10,923)

Corporate Expense, excluding non-cash compensation expense	$85,941	$79,502	8.1%	$327,939	$304,076	7.8%
Excluding: Foreign exchange decrease	1,756	—		4,129

Corporate Expense, excluding non-cash compensation expense and movements in foreign exchange	$87,697	$79,502	10.3%	$332,068	$304,076	9.2%

Reconciliation of Consolidated and Outdoor Revenues, excluding effects of foreign exchange rates and results from outdoor markets and businesses sold, to Consolidated and Outdoor Revenues

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2016	2015		2016	2015
Consolidated revenue	$1,721,118	$1,717,579	0.2%	$6,273,573	$6,241,516	0.5%
Excluding: Revenue from outdoor markets and businesses sold	(10,607)	(69,510)		(123,510)	(248,866)
Excluding: Foreign exchange decrease	19,772	—		47,615	—

Consolidated revenue, excluding effects of foreign exchange and revenue from outdoor markets and businesses sold	$1,730,283	$1,648,069	5.0%	$6,197,678	$5,992,650	3.4%

Americas Outdoor revenue	$347,355	$364,536	(4.7)%	$1,278,413	$1,349,021	(5.2)%
Excluding: Revenue from non-strategic markets sold	—	(27,883)		(2,470)	(105,174)
Excluding: Foreign exchange decrease	(141)	—		7,721	—

Americas Outdoor revenue, excluding effects of foreign exchange and revenue from non-strategic markets sold	$347,214	$336,653	3.1%	$1,283,664	$1,243,847	3.2%

International Outdoor revenue	$379,116	$407,529	(7.0)%	$1,423,982	$1,457,183	(2.3)%
Excluding: Revenue from businesses sold	(10,607)	(41,627)		(121,040)	(143,692)
Excluding: Foreign exchange decrease	19,913	—		39,894	—

International Outdoor revenue, excluding effects of foreign exchange and revenue from businesses sold	$388,422	$365,902	6.2%	$1,342,836	$1,313,491	2.2%

Reconciliation of Consolidated and Outdoor Direct operating and SG&A expenses, excluding effects of foreign exchange rates and results from outdoor markets and businesses sold, to Consolidated and Outdoor Direct operating and SG&A expenses

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2016	2015		2016	2015
Consolidated direct operating and SG&A expenses	$1,075,144	$1,084,591	(0.9)%	$4,138,186	$4,175,465	(0.9)%
Excluding: Operating expenses from outdoor markets and businesses sold	(7,406)	(43,614)		(97,761)	(171,014)
Excluding: Foreign exchange decrease	13,751	—		38,962	—

Consolidated direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from outdoor markets and businesses sold	$1,081,489	$1,040,977	3.9%	$4,079,387	$4,004,451	1.9%

Americas Outdoor direct operating and SG&A expenses	$207,026	$213,096	(2.8)%	$795,725	$830,636	(4.2)%
Excluding: Operating expenses from non-strategic markets sold	—	(14,643)		(1,770)	(57,560)
Excluding: Foreign exchange decrease	(260)	—		5,724	—

Americas Outdoor direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from non-strategic markets sold	$206,766	$198,453	4.2%	$799,679	$773,076	3.4%

International Outdoor direct operating and SG&A expenses	$279,372	$313,070	(10.8)%	$1,155,046	$1,195,770	(3.4)%
Excluding: Operating expenses from businesses sold	(7,406)	(28,971)		(95,991)	(113,454)
Excluding: Foreign exchange decrease	14,011	—		33,238	—

International Outdoor direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from businesses sold	$285,977	$284,099	0.7%	$1,092,293	$1,082,316	0.9%

Reconciliation of Consolidated and Outdoor OIBDAN, excluding effects of foreign exchange rates and results from outdoor markets and businesses sold, to Consolidated and Outdoor Operating income

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2016	2015		2016	2015
Consolidated operating income	$531,871	$376,964	41.1%	$1,504,691	$1,149,431	30.9%
Excluding: Revenue, direct operating and SG&A expenses from outdoor markets and businesses sold	(3,201)	(25,896)		(25,749)	(77,852)
Excluding: Foreign exchange decrease	4,265	—		4,524	—
Excluding: Non-cash compensation expenses	2,776	3,005		13,086	10,923
Excluding: Depreciation and amortization	159,174	168,824		635,227	673,991
Excluding: Impairment	—	—		8,000	21,631
Excluding: Other operating (income) expense, net	(133,788)	4,693		(353,556)	(94,001)

Consolidated OIBDAN, excluding effects of foreign exchange and OIBDAN from outdoor markets and businesses sold	$561,097	$527,590	6.4%	$1,786,223	$1,684,123	6.1%

Americas Outdoor operating income	$95,558	$98,500	(3.0)%	$297,034	$313,871	(5.4)%
Excluding: Revenue, direct operating and SG&A expenses from non-strategic markets sold	—	(13,240)		(700)	(47,614)
Excluding: Foreign exchange decrease	119	—		1,997	—
Excluding: Depreciation and amortization	44,771	52,940		185,654	204,514

Americas Outdoor OIBDAN, excluding effects of foreign exchange and OIBDAN from non-strategic markets sold	$140,448	$138,200	1.6%	$483,985	$470,771	2.8%

International Outdoor operating income	$60,061	$53,360	12.6%	$116,178	$95,353	21.8%
Excluding: Revenue, direct operating and SG&A expenses of businesses sold	(3,201)	(12,656)		(25,049)	(30,238)
Excluding: Foreign exchange decrease	5,902	—		6,656	—
Excluding: Depreciation and amortization	39,683	41,099		152,758	166,060

International Outdoor OIBDAN, excluding effects of foreign exchange and OIBDAN from businesses sold	$102,445	$81,803	25.2%	$250,543	$231,175	8.4%

About iHeartMedia, Inc.

iHeartMedia, Inc. (PINK: IHRT) is one of the leading global multi-platform media and entertainment companies specializing in radio, digital, out-of-home, mobile, live events, and on-demand entertainment and information services for local communities and providing premier opportunities for advertisers. Its iHeartMedia division has the largest reach of any radio or television outlet in America, serving over 160 local markets through 855 owned radio stations in addition to its iHeartRadio digital platform. Its publicly traded Clear Channel Outdoor Holdings, Inc. division (NYSE: CCO) is one of the world’s largest out-of-home advertising companies, with over 590,000 displays in 35 countries across five continents, including 43 of the 50 largest markets in the United States. More information is available at www.iheartmedia.com.

For further information, please contact:

Media

Wendy Goldberg

Executive Vice President – Communications

(212) 377-1105

Investors

Eileen McLaughlin

Vice President – Investor Relations

(212) 377-1116

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries, including iHeartMedia Capital I, LLC, iHeartCommunications, Inc. and Clear Channel Outdoor Holdings, Inc., to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our business plans, strategies and initiatives and our expectations about certain markets, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: the impact of the Company’s substantial indebtedness, including the effect of the Company’s leverage on its financial position and earnings; the Company’s ability to generate sufficient cash from operations and liquidity-generating transactions to make payments on its indebtedness; weak or uncertain global economic conditions; changes in general economic and political conditions in the United States and in other countries in which the Company currently does business; industry conditions, including competition; the level of expenditures on advertising; legislative or regulatory requirements; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; capital expenditure requirements; risks of doing business in foreign countries; fluctuations in exchange rates and currency values; the outcome of pending and future litigation; taxes and tax disputes; changes in interest rates; shifts in population and other demographics; access to capital markets and borrowed indebtedness; the Company’s ability to implement its business strategies; risks relating to the successful integration of the operations of acquired businesses; and risks that the anticipated cost savings from the Company’s strategic revenue and efficiency initiatives may not persist. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of iHeartMedia, Inc.’s, Clear Channel Outdoor Holdings, Inc.’s, iHeartMedia Capital I, LLC’s and iHeartCommunications, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.